Exhibit 99.1

Lottery.com Announces Strong First Quarter Results

First quarter 2022 revenue of $21.2 million, up $15.7 million from the prior-year period

First quarter 2022 gross profit of $18.0 million, up $15.5 million from the prior-year period

First quarter 2022 net loss of $15.8 million, Adjusted EBITDA of $7.7 million1

AUSTIN, Texas, May 16, 2022 -- (GLOBE NEWSWIRE) -- Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company that is transforming how, where and when the lottery is played, reported financial results for the first quarter ended March 31, 2022.

Tony DiMatteo, Lottery.com Co-Founder and CEO, commented, “I’m pleased with our first quarter results and the team’s continued focus on our core business and generating strong Adjusted EBITDA. Once again, LotteryLink has demonstrated its ability to contribute to our top and bottom line growth and expand our user base with limited advertising spend. In our B2C business, our focus on market testing and securing permission to advertise on large digital media platforms has solidified our foundation to launch accretive user acquisition campaigns over the balance of the year.”

Mr. DiMatteo continued, “So far in the second quarter, our B2C campaigns have been positive with solid increases in app downloads versus the prior year period while achieving relatively low customer acquisition costs. LotteryLink’s promotional programs have generated new users and created interest from additional national consumer brands looking to utilize LotteryLink for their marketing campaigns. Additionally, we have launched Phase 1 of Project Nexus. We believe that these positive developments, combined with our strong balance sheet, position us well for future growth.”

First Quarter 2022 Financial Highlights

	Three Months Ended
Q1 2022 Financial Highlights	March 31,
	2022	2021	Change
(in millions)
Revenues	$21.2	$5.5	$15.7
Gross profit	$18.0	$2.5	$15.5
Net Loss	$(15.8)	$(5.5)	$(10.3)
Adjusted EBITDA	$7.7	$(2.6)	$10.3
Cash	$50.8	$18.3	$32.5
Debt	$3.5	$41.5	$(38.0)

1	- Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of the definition of Adjusted EBITDA and “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of this measure to net loss.

First quarter 2022 revenue was $21.2 million, an increase of $15.7 million, or 287%, from the first quarter of 2021. The growth was primarily driven by the sale of LotteryLink credits to a LotteryLink affiliate, primarily to acquire pre-paid promotional rewards that may be issued by such affiliate to consumers for their purchase of lottery games and services from Lottery.com upon activation of an account.

First quarter 2022 gross profit was $18.0 million, an increase of $15.5 million from the first quarter of 2021. The increase was primarily driven by the sale of LotteryLink credits to the above referenced LotteryLink affiliate. As a result of the delayed launch of such affiliate’s promotional program, most of the pre-paid promotional rewards expired without being issued to consumers. As a result, the Company did not incur costs associated with redemption of most of such LotteryLink credits.

First quarter 2022 net loss was $15.8 million compared to a net loss of $5.5 million in the first quarter of 2021. The increase was primarily driven by the incurrence of $22.2 million of non-cash stock compensation expense and other increased personnel costs, which were offset by the strong gross profit described above.

First quarter 2022 Adjusted EBITDA was $7.7 million, an increase of $10.3 million from the first quarter of 2021. The increase was driven by the strong gross profit described above, partially offset by increased public company expenses and higher expenses associated with the execution of growth initiatives.

Cash as of March 31, 2022, was $50.8 million, an increase of $32.5 million from March 31, 2021, driven primarily by proceeds from the business combination with Trident Acquisition Corp. in October 2021, and strong operating results, partially offset by an increase in working capital.

Debt as of March 31, 2022, was $3.5 million, a decrease of $38.0 million from March 31, 2021, driven primarily by the conversion of the Company’s convertible debt into equity, in conjunction with the business combination.

Update on Key Initiatives

●	B2C User Growth
○	Expanded B2C marketing campaigns have launched in Q2 2022 and resulted in solid increases in app downloads versus the prior year period
○	Achieved customer acquisition costs in-line with expectations to date in Q2 2022
●	LotteryLink and B2B
○	Added new LotteryLink affiliates since the beginning of the year, including the conversion of data service customers
○	Continued to develop pipeline of new LotteryLink master affiliates and their sub-affiliates, including national consumer brands
●	Project Nexus
○	Launched Phase 1 in Q2 2022, which is expected to improve scalability, security and ability to implement product improvements
●	New Markets
○	Remain on track for approval to enter into five new domestic jurisdictions by the end of 2022

Upcoming Conference Participation

Representatives from the Company plan to attend the following upcoming investor conferences:

●	B Riley FBR 22nd Annual Institutional Investor Conference on May 26, 2022, in Beverly Hills, CA
●	Cowen’s 50th Annual Technology, Media & Telecom Conference on June 1, 2022, in New York City

Conference Call

This morning at 8:30 AM ET, the Company will host a conference call to discuss its first quarter 2022 results. A live webcast of the conference call will be available on the Investor Relations section of the Lottery.com website at https://ir.lottery.com. For those who cannot listen to the live webcast, a replay of the conference call will be available on the Lottery.com Investor Relations website.

To join by telephone, please dial 877-313-2495 or 929-517-0906 if calling from outside the U.S. The conference code is 9189693. Please dial in a minimum of 15 minutes prior to the start time to ensure a timely connection to the call. An operator will register your name and organization.

About Lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, commercial partners and affiliates can utilize LotteryLink to provide Lottery.com products to their customers. Through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

Non-GAAP Financial Measures

This press release includes EBITDA and Adjusted EBITDA, which are non-GAAP performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe EBITDA and Adjusted EBITDA are useful in evaluating our operating performance, similar to measures reported by our peers, and regularly used by analysts, investors and other interested parties in analyzing operating performance and prospects. EBITDA and Adjusted EBITDA are not intended to be substitutes for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate EBITDA as net income or loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and Adjusted EBITDA as EBITDA, as further adjusted for stock-based compensation and certain other non-recurring, non-cash or non-core items.

We include these non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. The financial statement tables that accompany this press release include a reconciliation of EBITDA and Adjusted EBITDA to their most comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding Lottery.com’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: our inability to compete with other forms of entertainment for consumers’ discretionary time and income; economic downturns, inflation, geopolitical and political and market conditions beyond our control; negative events or media coverage relating to the lottery, lottery games or online gaming or betting; our inability to attract and retain users, including as a result of failing to appear in Internet search engine results; our continued ability to use domain names to promote and increase the value of our brand; adverse impacts relating to the spread of, and governmental responses taken with respect to, health epidemics such as the COVID-19; scrutiny by stakeholders with respect to responsible gaming and ethical conduct; our ability to achieve profitability and growth in the newly-developed market for online lottery games; our inability to profitably expand into new markets or capitalize on new gaming and lottery industry trends and changes, such as by developing successful new product offerings; the effectiveness of our marketing efforts in developing and maintaining our brand and reputation; failure to offer high-quality user support; adverse impacts to user relationships resulting from disruptions to our information technology; the vulnerability of our information systems to cyberattacks and disruptions caused with respect thereto, including an inability to securely maintain personal and other proprietary user information; our inability to adapt to changes or updates in the Internet, mobile or personal devices, or new technology platforms or network infrastructures; the exposure of our online infrastructure to risks relating to new and untested distributed ledger technology; our inability to comply with complex, ever-changing and multi-jurisdictional regulatory regimes and other legal requirements applicable to the gaming and lottery industries; geopolitical shifts and changes in applicable laws or regulations or the manner in which they are interpreted; our inability to successfully expand geographically and acquire and integrate new operations; our dependence on third-party service providers to timely perform services or software component products for our gaming platforms, product offerings and the processing of user payments and withdrawals; our inability to maintain successful relationships and/or agreements with lottery organizations and other third-party marketing or service provider affiliates; failure of third-party service providers to protect, enforce, or defend intellectual property rights required to fulfill contractual obligations required for the operation of our business; the effectiveness of our transition and compliance with the regulatory and other requirements of being a public company; operational risks including those arising from factors impacting the international supply chain; limited liquidity and trading of our securities; and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by Lottery.com with the SEC on April 1, 2022, and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

Lottery.com Inc.

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2022 and 2021

	Three Months Ended March 31,
	2022	2021

Revenue	$21,150,892	$5,461,539
Cost of revenue	3,165,469	2,946,981
Gross profit	17,985,423	2,514,558

Operating expenses:
Personnel costs	25,975,863	1,095,793
Professional fees	3,055,039	2,415,198
General and administrative	3,399,896	1,388,574
Depreciation and amortization	1,373,925	367,259
Total operating expenses	33,804,723	5,266,824
Loss from operations	(15,819,300)	$(2,752,266)

Other expenses
Interest (income) expense	(953)	2,472,048
Other (income) expense	(2,436)	231,720
Total other expenses, net	(3,389)	2,703,768

Net loss before income tax	$(15,815,911)	$(5,456,034)
Income tax expense (benefit)	-
Net loss	(15,815,911)	(5,456,034)

Other comprehensive loss
Foreign currency translation adjustment, net	(1,064)	-
Comprehensive loss	(15,816,975)	(5,456,034)

Net income attributable to noncontrolling interest	129,222	-
Net loss attributable to Lottery.com Inc.	(15,687,753)	(5,456,034)

Net loss per common share
Basic and diluted	$(0.33)	$(0.24)

Weighted average common shares outstanding
Basic and diluted	46,832,919	22,888,700

Lottery.com Inc.

Condensed Consolidated Balance Sheet

Unaudited

	March 31,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash	$50,795,889	$62,638,970
Accounts receivable	35,796,548	21,696,653
Prepaid expenses	12,843,029	13,896,638
Other current assets	246,599	226,200
Total current assets	99,682,065	98,458,461

Notes receivable	6,500,000	-
Investments	250,000	250,000
Goodwill	19,590,758	19,590,758
Intangible assets, net	28,500,219	28,710,980
Property and equipment, net	121,293	141,279
Total assets	$154,644,335	$147,151,478

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$2,559,846	$1,006,535
Deferred revenue	544,643	662,335
Notes payable - current	3,477,339	3,771,340
Accrued interest	180,281	176,260
Accrued and other expenses	4,081,672	4,528,815
Total current liabilities	10,843,781	10,145,285

Long-term liabilities:
Other long term liabilities	1,522	1,169
Total long-term liabilities	1,522	1,169

Total liabilities	10,845,303	10,146,454

Commitments and contingencies

Equity
Controlling Interest
Preferred Stock, par value $0.001, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.001, 500,000,000 shares authorized, 46,928,367 and 46,808,251 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	46,928	46,808
Additional paid-in capital	263,022,161	240,411,298
Accumulated other comprehensive loss	(1,719)	(655)
Accumulated deficit	(121,919,207)	(106,232,518)
Total Lottery.com Inc. stockholders’ equity	141,148,163	134,224,933
Noncontrolling interest	2,650,869	2,780,091
Total Equity	143,799,032	137,005,024

Total liabilities and stockholders’ equity	$154,644,335	$147,151,478

Lottery.com Inc.

Consolidated Statements of Cash Flows

Three Months Ended March 31, 2022 and 2021

	For the three months ended
	March 31,
	2022	2021

Cash flow from operating activities
Net loss attributable to Lottery.com Inc.	$(15,686,689)	$(5,456,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Net income attributable to noncontrolling interest	(129,222)	-
Depreciation and amortization	1,373,925	367,259
Non-cash interest expense	-	1,841,807
Stock-based compensation expense	22,174,488	2,160

Changes in assets & liabilities:
Accounts receivable	(14,099,895)	-
Prepaid expenses	1,053,609	894,872
Other current assets	(20,399)	(54,853)
Trade payables	1,553,311	(354,736)
Deferred revenue	(117,692)	(2,039,113)
Accrued interest	4,021	(605,961)
Accrued and other expenses	(10,648)	1,512,125
Other long term liabilities	353	-
Net cash provided by operating activities	(3,904,838)	(3,892,474)

Cash flow from investing activities
Purchases of property and equipment	(18,305)	(57,452)
Purchases of intangible assets	(1,124,873)	(3,050,000)
Net cash used in investing activities	(1,143,178)	(3,107,452)

Cash flow from financing activities
Issuance of digital securities	-	108,332
Proceeds from exercise of options and warrants	-	895
Proceeds from issuance of convertible debt	-	19,282,619
Issuance of notes receivable	(6,500,000)	-
Principal payments on debt	(294,001)	(4,856,250)
Net cash provided by financing activities	(6,794,001)	14,535,596
Effect of exchange rate changes on cash	(1,064)	-
Net change in net cash and restricted cash	(11,843,081)	7,535,670
Cash and restricted cash at beginning of period	62,638,970	10,775,511
Cash and restricted cash at end of period	50,795,889	18,311,181

SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$-	$24,280
Taxes paid in cash	$-	$-
Non cash investing and financing activities
Stock-based compensation expense	$194,695	$-
Issuance of warrants	$241,800	$-
Conversion of convertible debt into common stock	$-	$935,000
Purchase of intangible assets through the issuance of convertible debt	$-	$15,450,000

Lottery.com Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2022	2021	Change
(in millions)
Net income (loss)	$(15.8)	$(5.5)	$(10.4)
Interest (income) expense	(0.0)	2.5	(2.5)
Income tax expense (benefit)	-	-	-
Depreciation and amortization expenses	1.4	0.4	1.0
EBITDA (non-GAAP)	(14.5)	(2.6)	(11.8)

Non-cash stock compensation expense	22.2	0.0	22.2
Adjusted EBITDA (non-GAAP)	$7.7	$(2.6)	$10.3

Lottery.com Contact:

Matthew Schlarb

VP, Investor Relations

(512) 585-7789

ir@lottery.com

or

Jody Burfening/Harriet Fried

LHA Investor Relations

(212) 838-3777

hfried@lhai.com